

                                           CREE RESEARCH, INC.
                                                EXHIBIT 11
                             STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE





                                                                              YEAR ENDED
                                                ---------------------------------------------------------------------
                                                  JUNE 28,       JUNE 30,      JUNE 30,     JUNE 30,      JUNE 30,
                                                    1998           1997          1996         1995          1994
                                                --------------  -----------   -----------  ------------  ------------
BASIC:
Weighted average common shares outstanding        2,863,000     12,455,000    11,826,000    10,367,290    10,336,646

Net income (loss)                                 6,275,000      3,542,000       243,000       (17,000)     (431,000)
                                                --------------  -----------   -----------  ------------  ------------

Net Income (Loss) Per Common Share                   $ 0.49         $ 0.28        $ 0.02       $ (0.00)      $ (0.04)
                                                ==============  ===========   ===========  ============  ============

DILUTED:
Weighted average common shares outstanding        2,863,000     12,455,000    11,826,000    10,367,290    10,336,646

Dilutive Effect of Stock options & Warrants         630,000        671,000       789,000             -             -
                                                --------------  -----------   -----------  ------------  ------------

Total Shares                                     13,493,000     13,126,000    12,615,000    10,367,290    10,336,646
                                                -------------  -------------  ------------  ------------  ----------

Net income (loss)                                 6,275,000      3,542,000       243,000       (17,000)     (431,000)
                                                --------------  -----------   -----------  ------------  ------------

Net Income (Loss) Per Common Share                   $ 0.47         $ 0.27        $ 0.02       $ (0.00)      $ (0.04)
                                                ==============  ===========   ===========  ============  ============